Exhibit 3.1
FOURTH~~THIRD~~ AMENDED AND RESTATED BYLAWS
OF
AMERICAN EQUITY INVESTMENT
LIFE HOLDING COMPANY
(an Iowa Corporation)
(hereinafter referred to as “Corporation”)
ARTICLE 1
PRINCIPAL OFFICE
The principal office of the Corporation is at the location identified in the most recent annual report filed by the Corporation with the Iowa Secretary of State or such other location as may be designated by the b~~B~~oard of d~~D~~irectors.
ARTICLE 2
MEETINGS OF SHAREHOLDERS
Section 2.1Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place (or by such means of remote communication as provided by the Iowa Business Corporation Act), time and date as shall be designated from time to time by the board of directors.
Section 2.2Special Meetings. Special meetings of the shareholders, for any purpose or purposes, shall be called in accordance with the Iowa Business Corporation Act and shall be held at such place (or by such means of remote communication as provided by the Iowa Business Corporation Act), time and date as shall be designated from time to time by the board of directors.
Section 2.3Notice of Meetings.
Notice of (i) the place (or means of remote communication), date and time, and record date, of all meetings of shareholders; (ii) the initial authorization or issuance, subsequent to the next preceding shareholders’ meeting, of shares for promissory notes or promises to render services in the future; (iii) any indemnification of a director required by law to be reported to shareholders; and, (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting and to such other shareholders as are required by law to be given such notice. Such notice shall be deemed given as provided by the Iowa Business Corporation Act. The board of directors may establish a record date for the determination of shareholders entitled to ~~notice~~vote, as provided in Section 5.9 of these bylaws. Notice of adjourned meetings need only be given if required by law or Section 2.14 of these bylaws.
Section 2.4Waiver of Notice.

(a)A written waiver of notice of any meeting of the shareholders signed by any shareholder entitled to such notice, whether before or after the time stated in such notice for the holding of such meeting, or otherwise as provided by the Iowa Business Corporation Act, shall be equivalent to the giving of such notice to such shareholder in due time as required by law and these bylaws.
(b)A shareholder’s attendance at any shareholders’ meeting, in person or by proxy, waives (i) giving of notice of such meeting and irregularities in any notice given, unless the shareholder at the beginning of the meeting or promptly upon the shareholder’s arrival objects to holding the meeting or transacting business at the meeting, ~~and~~ (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented, and any other matters as provided by the Iowa Business Corporation Act.
Section 2.5Voting List. After fixing a record date for a meeting, the Secretary of the Corporation (the “Secretary”) shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of and, if different, to vote at, the shareholders’ meeting in accordance with the Iowa Business Corporation Act. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held or otherwise as provided by the Iowa Business Corporation Act. A shareholder, or a shareholder’s agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person’s expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting and otherwise as required by the Iowa Business Corporation Act, and any shareholder, or a shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.
Section 2.6Quorum. Unless otherwise required by law, the holders of a majority of the shares of any voting group ~~capital stock~~ issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum of such voting group at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders of such voting group entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.14 of these bylaws, until a quorum of such voting group shall be present or represented.
Section 2.7Organization.
(a)Such person as the board of directors may have designated, or, in the absence of such a person, the President, or in his or her absence, such person as shall be designated by the holders of a majority of the shares present at the meeting, shall call meetings of the shareholders to order and shall act as chairperson of such meetings.
(b)The Secretary ~~of the Corporation~~ shall act as s~~S~~ecretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as s~~S~~ecretary of the meeting.

Section 2.8Voting of Shares.
(a)Every shareholder entitled to vote may vote in person or by proxy. Except as otherwise provided by law, each outstanding share entitled to vote regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law, at each meeting for election of directors, each shareholder entitled to vote shall be entitled to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, and directors shall be elected by a ~~majority~~ plurality of the votes cast.
(b)The shareholders having the right to vote shares at any meeting shall only be those of record on the stock books of the Corporation, on the record date fixed pursuant to the provisions of Section 5.9 of these bylaws or by law.
(c)Absent special circumstances, the shares of the Corporation held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall not be voted at any meeting.
(d)Voting by shareholders on any question or in any election may be viva voce unless the chairperson of the meeting shall order or any shareholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder’s name by proxy, if there be such proxy, and shall state the number of shares voted by such shareholder.
(e)If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.
Section 2.9Voting by Proxy or Representative.
(a)At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing. An appointment of a proxy is effective when received by the S~~s~~ecretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form.
(b)Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.
Section 2.10Inspectors. The board of directors in advance of any meeting of shareholders may (but shall not be obliged to) appoint inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed by the board of directors in advance of the meeting, the officer or person acting as chairperson of any such meeting~~, and on the request of any shareholder or his proxy,~~ shall make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting, or at the meeting by the officer or person acting as chairperson. The inspectors shall register proxies, determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and ~~announce~~ report the result, and do such acts as may appear proper to conduct the election or vote with fairness to all shareholders. The maximum number of such inspectors appointed shall be three, and no inspector whether appointed by the board of directors or by the officer or person acting as chairperson need be a shareholder.
Section 2.11Consent of Shareholders in Lieu of Meeting. Any action required or permitted by law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and otherwise satisfying the requirements and within the limitations and provisos of the Iowa Business Corporation Act, and are delivered to the Corporation for inclusion in the minutes.
Section 2.12Conduct of Business. The chairperson of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order, subject to compliance with applicable law.
Section 2.13Nature of Business at Annual Meetings of Shareholders.
(a) No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of shareholders entitled to vote at such annual meeting, (ii) who is entitled to vote at such meeting and (iii) who complies with the notice procedures set forth in this Section 2.13.
(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary ~~of the Corporation~~. To be timely, a shareholder’s notice to the Secretary must be ~~delivered to or mailed and~~ received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or P~~p~~ublic A~~a~~nnouncement (as defined below) of the date of the annual meeting was made, whichever first occurs. In no event shall the P~~p~~ublic A~~a~~nnouncement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.
(c) To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the annual meeting (including the text of the proposal to be presented at the meeting and, in the event such business includes a proposal to approve, adopt, or amend any document, including, but not limited to, the Articles of Incorporation, as amended, or these bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting~~,~~

(including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission (the “SEC”));
(ii) as to the shareholder giving the notice and as to any and each Shareholder Associated Person (as defined below):
(A)    whether such person is providing the notice at the request of a beneficial holder of any securities of the Corporation;
(B) the name and record address of such ~~shareholder~~person;~~,~~
(C)~~(iii)~~ (1) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such ~~shareholder~~person, (2) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (3) the dates such shares were acquired, (4) the investment intent of such acquisitions and (5) evidence of such beneficial or record ownership;~~,~~
(D)    a complete and accurate description of any agreement, arrangement, or understanding, whether written or oral, (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the price of any shares of capital stock of the Corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Corporation, to maintain, increase, or decrease the voting power of any person or entity with respect to shares of capital stock of the Corporation, or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any shares of capital stock of the Corporation (collectively, “Derivative Instruments”) that are owned, held or entered into by such person;
(E) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such person may be entitled as a result of any increase or decrease in the value of any securities of the Corporation or any Derivative Instrument;
(F)     a complete and accurate description of any agreement, arrangement or understanding pursuant to which such person has received any financial assistance, funding or other consideration from any other person with respect to the investment by such person;

(G) any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of the securities of the Corporation where such shareholder receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(H) to the extent known by the shareholder giving the notice, (1) the name and address of any other shareholders (including beneficial owners) known to support such proposal or other business on the date of such shareholder’s notice, and (2) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such other shareholders,
(I)~~(iv)~~    a complete and accurate description of all agreements, arrangements or understandings between or among (1) such shareholder, Shareholder Associated Person or any of their affiliates or (2) such shareholder, Shareholder Associated Person or any of their affiliates, on the one hand, and any other person or persons (including their names), on the other hand, in connection with, or related to, the proposal or other ~~of such~~ business, the applicable meeting or the capital stock of the Corporation (including, without limitation, any agreements, arrangements or understandings with respect to compensation, indemnification or the voting of any securities of the Corporation) ~~by such shareholder~~ and any material interest ~~of such shareholder~~of such person in such business; ~~and~~
(J) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(K)~~(v)~~ a written representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and an acknowledgment that if the shareholder (or a qualified representative of the shareholder) does not appear to bring such business at such meeting, the Corporation need not bring such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation (with the determination as to whether to present such business to be made by the board of directors or the presiding officer of the meeting in his, her or its sole discretion);
(the information described in this clause 2.13(c)(ii), the “Shareholder Information”).
(d) A shareholder providing notice pursuant to this Section 2.13 must update the notice delivered and information previously provided to the Corporation if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the annual meeting and (ii) as of the date that is ten (10) business days prior to such meeting (or any adjournment or postponement thereof), and such update must be received by the Secretary not later than five (5) business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than five (5) business days prior to the date for such meeting (in the case of an update required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). The immediately foregoing provisions shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by such shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit such shareholder to change any matters specified in the notice after the deadlines hereunder have expired.
(e) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.13 (other than matters properly brought and maintained under Section 3.3 of these bylaws or Rule 14a-8 of the Exchange Act). ~~3, provided, however, that, o~~Once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.13 shall be deemed to preclude discussion by any shareholder of ~~any~~ such business. If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting to present the proposal set forth in the shareholder’s notice, then the Corporation need not present such proposal for a vote at such meeting, notwithstanding that the Corporation may have received proxies in respect of such vote (with the determination as to whether to present such proposal to be made by the board of directors or the presiding officer of the meeting in his, her or its sole discretion).
(f) For purposes of ~~this Section 2.13~~these bylaws:
(i) “P~~p~~ublic A~~a~~nnouncement” shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the ~~Securities and Exchange Commission~~SEC pursuant to Section 13, 14 or 15(d) of the ~~Securities~~ Exchange Act ~~of 1934, as amended (the “Exchange Act”)~~; and
(ii) a “Shareholder Associated Person” of any shareholder proposing business to be brought at a meeting of shareholders or nominating a person for election as a director, as applicable, shall mean (i) any person who is a member of a “group” (as such term is used in Rule 13d‑5 of the Exchange Act) with or otherwise acting in concert with such shareholder, (ii) any beneficial owner of shares of capital stock of the Corporation beneficially owned or of record by such shareholder (other than a shareholder that is a depositary), (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person and beneficially owns, directly or indirectly, shares of capital stock of the Corporation and (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such shareholder or such Shareholder Associated Person in respect of any proposals or nominations, as applicable.
Section 2.14Adjourned Meetings. A meeting of shareholders may be adjourned to another time and to another place by either the chairperson of the meeting or a majority ~~of the~~ vote~~s present~~of the shares of any voting group represented at such meeting. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place (or means of remote communication), date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
ARTICLE 3
BOARD OF DIRECTORS
Section 3.1Number of Directors. The number of directors shall be such number as the board of directors shall at the time have designated.
Section 3.2Qualifications and General Powers. No director is required to be an officer or employee of the Corporation or a resident of the State of Iowa. The business and affairs of the Corporation shall be managed by the board of directors. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 3.3Nomination of Directors.
(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.3 and on the record date for the determination of shareholders entitled to vote at such meeting, (ii) who is entitled to vote on the election of directors and (iii) who complies with the notice procedures set forth in this Section 3.3.
(b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary ~~of the Corporation~~. To be timely, a shareholder’s notice to the Secretary must be ~~delivered to or mailed and~~ received at the principal executive offices~~registered office~~ of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or P~~p~~ublic A~~a~~nnouncement of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or P~~p~~ublic A~~a~~nnouncement of the date of the special meeting was made, whichever first occurs. In no event shall the P~~p~~ublic A~~a~~nnouncement of an adjournment of an annual or special meeting commence a new time period for the giving of a shareholder’s notice as described above.
(c) To be in proper written form, a shareholder’s notice to the Secretary must set forth

(i)~~(a)~~ as to each person whom the shareholder proposes to nominate for election as a director:
(A)~~(i)~~ the name, age, business address and residence address of the ~~person~~nominee and a description of the background and qualifications of such nominee;~~,~~
(B)~~(ii)~~ the principal occupation or employment of the ~~person~~nominee;~~,~~
(C)~~(iii)~~ (1) the class or series and number of shares of capital stock of the Corporation ~~which~~ that are owned beneficially or of record by the ~~person~~nominee, (2) the nominee holder for, and number of, any shares owned beneficially but not of record by such nominee, (3) the dates such shares were acquired, (4) the investment intent of such acquisitions, (5) evidence of such beneficial or record ownership and (6) any Derivative Instruments owned, held or entered into by such nominee; ~~and~~
(D) written responses to the director and officer questionnaire the Corporation most recently used with respect to the board of directors’ nominees (which such shareholder shall request in writing from the Secretary and which the Secretary shall provide within ten (10) business days after receiving such request; provided in no event shall such request or the deadline for the Secretary’s response serve to extend the deadline provided in Section 3.3(b) of these bylaws);
(E) a complete and accurate description of all agreements, arrangements or understandings between or among such nominee, the shareholder giving the notice and any Shareholder Associated Person and any other person or entity in connection with such nominee’s nomination or service or action as a director, including, but not limited to, (1) any direct or indirect compensatory, payment, reimbursement, indemnification or other financial agreements, arrangements or understandings, (2) any commitment or assurance as to how such nominee will act or vote on any matter and (3) all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder giving the notice and any Shareholder Associated Person were the “registrant” for purposes of such rule and the person being nominated was a director or executive officer of such registrant;
(F) details of any position where such nominee has served as an officer or director of any competitor (that is, any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or any affiliate thereof) within the three (3) years preceding the submission of the notice;
(G) details of any relationship between such nominee and any person or entity that would require disclosure on Schedule 13D as if the nominee was required to file a Schedule 13D with respect to the Corporation;
(H)~~(iv)~~ any other information relating to the ~~person~~ nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; ~~and~~
(I) such nominee’s written representation and agreement in a form reasonably satisfactory to the board of directors that:
(1)such nominee will comply with the Corporation’s processes for evaluating any person being considered for nomination to the board of directors, including an agreement to meet with the Nominating and Corporate Governance Committee Chair, if requested, to discuss matters relating to such nominee’s nomination, including the information provided by such nominee to the Corporation and such nominee’s eligibility to serve as a member of the board of directors;
(2)such nominee consents to the running of any background check in accordance with the Corporation’s policy for prospective directors and will provide any information requested by the Corporation that is necessary to run such background check;
(3) such nominee is not and will not become party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how he or she, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the board of directors or (y) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law;
(4) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the board of directors;
(5) such nominee (x) will, if elected as a director, comply with applicable state or federal law, the rules of any stock exchange on which any of the Corporation’s securities are traded, all of the Corporation’s corporate governance, code of conduct, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors (including the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics) and applicable fiduciary duties under state law and (y) would, if elected as a director, be in compliance with any such laws, rules, and any policies and guidelines that have been publicly disclosed;
(6) such nominee intends to serve a full term if elected as a director of the Corporation; and

(7) such nominee will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and
(J) such nominee’s ~~Such notice must be accompanied by a~~ written consent ~~of each proposed nominee~~ to being named as a nominee in the Corporation’s proxy statement and to serve as a director if elected.
(ii)~~(b)~~ as to the shareholder giving the notice and any other Shareholder Associated Person:
(A) the Shareholder Information (as defined in Section 2.13(c)(ii));
(B) a written representation whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (1) to solicit proxies or votes in support of the nominee(s) included in the notice in accordance with Rule 14a-19 promulgated under the Exchange Act, and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee. ~~(i)the name and record address of such shareholder, (ii)the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii)a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv)a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v)any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.~~
The Corporation may also require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as an independent director of the Corporation under the rules and listing standards of the primary stock exchange upon which the shares of common stock of the Corporation is listed or traded, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on the audit committee, compensation committee and any other committees of the board of directors, (ii) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

(d) A shareholder providing notice pursuant to this Section 3.3 must update the notice delivered and information previously provided to the Corporation if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the annual meeting and (ii) as of the date that is ten (10) business days prior to such meeting (or any adjournment or postponement thereof), and such update must be received by the Secretary not later than five (5) business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than five (5) business days prior to the date for such meeting (in the case of an update required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). The immediately foregoing provisions shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by such shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit such shareholder to change the nominee(s) specified in the notice or add new nominees after the deadlines hereunder have expired.
(e) Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to nominate the individual set forth in the shareholder’s notice, then the Corporation need not present such nomination for a vote at such meeting, notwithstanding that the Corporation may have received proxies in respect of such vote (with the determination as to whether to present such nomination to be made by the board of directors or the presiding officer of the meeting in his, her or its sole discretion).
~~For purposes of this Section 3.3, “public announcement” shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.~~
Section 3.4Quorum and Manner of Acting. A majority of the number of directors then holding office shall constitute a quorum for the transaction of business; but if at any meeting of the board of directors there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the board of directors.

Section 3.5Resignation. Any director of the Corporation may resign at any time by giving written notice to the board of directors, its chairperson or the Corporation. The resignation of any director shall take effect upon delivery of notice thereof or at such later date as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.6Vacancies. Any vacancy occurring in the board of directors through death, resignation, removal or any other cause, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors. A director so elected to fill a vacancy ~~, other than a newly created directorship,~~ shall hold office ~~for the unexpired term of his predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only~~ until the next election of directors by the shareholders.
Section 3.7Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the board of directors and the board of directors may fix the compensation of directors from time to time by resolution ~~of the board~~.
Section 3.8Place of Meetings, etc. The board of directors may hold its meetings and keep the books and records of the Corporation (except that the record of its shareholders must also be kept at the places described in Section 2.5 of these bylaws) at such place or places within or without the State of Iowa, as the board may from time to time determine. A director may participate in any meeting by any means of communication, including, but not limited to telephone conference call, by which all directors participating may simultaneously hear each other during the meeting.
Section 3.9Annual Meeting. Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors (or as soon thereafter as practicable as determined by the Chair of the board of directors), the board of directors shall meet, at the same place where said meeting of shareholders finally adjourned (or, if such meeting of shareholders is held solely by means of remote communication, at the Corporation’s principal executive offices), for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.
Section 3.10Regular Meetings. Regular meetings of the board of directors shall be held at such place and at such times as the board of directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the board of directors.
Section 3.11Special Meetings; Notice.
(a)Special meetings of the board of directors shall be held whenever called by direction of the P~~p~~resident, or one-third (1/3) of the directors at the time being in office.
(b)Notice of each such meeting shall be delivered to each director, at least two (2) days before the date on which the meeting is to be held, by mail, ~~telegraph,~~electronic mail, cable, radio or wireless, or personally or by telephone. Each notice shall state the time and place of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.
Section 3.12Substitutes for Notice. A written waiver of notice signed by a director, whether before or after the time of the meeting stated therein, shall be equivalent to the giving of such notice in due time as required by these bylaws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 3.13Director’s Assent Presumed. A director of the Corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting, (b) the director’s dissent or abstention from the action taken ~~shall be~~is entered in the minutes of the meeting or ~~unless~~ (c) the director ~~shall file~~delivers a written notice of his or her dissent or abstention to such action with the person acting as the Secretary of the meeting before the adjournment thereof or ~~shall~~ forwards such ~~dissent~~ notice by registered or certified mail to the Secretary ~~of the Corporation~~ immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 3.14Order of Business.
(a)At meetings of the board of directors, business shall be transacted in such order as, from time to time, the board of directors may determine by resolution.
(b)At all meetings of the board, the chairperson of the board of directors or in his or her absence, vice chairperson, or in their absence the President, or in the president’s absence the most senior Vice President present, or otherwise the person designated by the vote of a majority of the directors present shall preside.
Section 3.15Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board and if one or more consents in writing setting forth the action so taken shall be signed by all of the directors then in office, delivered to the Corporation and included in the minutes.
Section 3.16Committees.
(a)The board of directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more committees, including an executive committee, ~~each committee to consist~~consisting of two (2) or more directors appointed by the board of directors. Any such committee shall serve at the will of the board of directors. Each such committee shall have the powers and duties delegated to it by the board of directors. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the P~~p~~resident or the chairperson of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the board of directors may request.
(b)A committee of the board of directors shall not take any action prohibited to it by the Iowa Business Corporation Act~~: (i) authorize distributions by the Corporation; (ii) approve or propose to shareholders of the Corporation action that the law requires be approved by shareholders; (iii) fill~~

~~vacancies on the board of directors of the Corporation or on any of its committees; (iv) amend the articles of incorporation of the Corporation; (v) adopt, amend or repeal bylaws of the Corporation; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares by the Corporation, except according to a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors~~.
ARTICLE 4
OFFICERS
Section 4.1Generally. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer and such other officers as may from time to time be appointed by the board of directors. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the board of directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these bylaws, and the board of directors may leave unfilled for any such period as it may fix, any office except those of President, Treasurer and Secretary. The officers of the Corporation shall be appointed annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the board of directors and until his successor shall have been duly chosen and shall qualify or until his death or until he shall resign or shall have been removed.
Section 4.2Removal. Any officer may be removed by the board of directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.3Powers and Duties of the President. The President shall be the chief executive officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the board of directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the board of directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.
Section 4.4Powers and Duties of the Vice President(s). In the absence of the President or in the event of the death, inability or refusal to act of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the President or by the board of directors.
Section 4.5Powers and Duties of the Secretary. The Secretary shall (a) keep minutes of all meetings of the shareholders and of the board of directors; (b) authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law; (c) be custodian of the corporate seal (if any), the stock certificate books and such other books, records and papers as the board of directors may direct, and see that the corporate seal (if any) is affixed to all stock certificates and to all documents, the execution of which on behalf of the Corporation under its seal (if any) is duly authorized; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and at least ten (10) days before each shareholders’ meeting, prepare ~~a complete~~ the list of shareholders ~~entitled to vote at such meeting arranged in alphabetical order~~required under Section 2.5 of these bylaws; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the board of directors.
Section 4.6Powers and Duties of the Treasurer. The Treasurer shall (a) have custody of and be responsible for all monies and securities of the Corporation, shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories as are approved by the directors, all moneys that may come into the Treasurer’s hands for the Corporation’s account; (c) render an account of the financial condition of the Corporation at least annually; and (d) in general, perform such duties as may from time to time be assigned to the Treasurer by the President or by the board of directors.
Section 4.7Assistants. There shall be such number of Assistant Secretaries and Assistant Treasurers as the board of directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers in general, shall perform such duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the president or the board of directors. The board of directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.
ARTICLE 5
SHARES, THEIR ISSUANCE AND TRANSFER
Section 5.1Consideration for Shares. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. If the Corporation issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued and the consideration received by the Corporation with or before the notice of the next shareholders’ meeting.
Section 5.2Certificates for Shares. The shares of capital stock of the Corporation shall be represented by a certificate or certificates, unless and until the board of directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate or certificates, to be in such form as the board of directors shall prescribe, certifying the number and class of shares of the Corporation owned by such shareholder.
Section 5.3Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary ~~of the Corporation~~, and may be sealed with the seal (if any) of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.
Section 5.4Share Record. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the board of directors, of the names and addresses of all shareholders and the number and class of shares held by each and the respective dates thereof and in case of cancellation, the respective dates of cancellation.
Section 5.5Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in Section 5.8 of these bylaws.
Section 5.6Transfers of Stock. Shares of capital stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. Transfers of shares of capital stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary ~~of the Corporation~~ and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary ~~of the Corporation~~, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary ~~of the Corporation~~, shall be so expressed in the entry of transfer. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom transferred.
Section 5.7Regulations. The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 5.8Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 5.9Record Date. The board may fix, in advance, a date as the record date for any determination of shareholders for any purpose, provided that such date in every case ~~to be~~may not be more than seventy (70) days prior to the date on which the particular action or meeting, requiring such determination of shareholders~~,~~ is to be to be taken or held. If no record date is so fixed for the determination of shareholders, then the record date shall be (a) for purposes of entitlement to vote at a shareholder meeting, the close of business on the day before the date on which the first notice of a shareholders’ meeting is delivered, (b) either (x) the first date on which a signed written consent is delivered to the Corporation for purposes of determining the shareholders entitled to take action without a meeting when no prior action by the board of directors is required with respect to the action to be taken or (y) the close of business on the day the resolution of the board of directors taking such prior action is adopted for purposes of determining the shareholders entitled to take action without a meeting when prior action by the board of directors is required or (c) the close of business on the ~~date~~ day on which the resolution of the board of directors declaring a share dividend or distribution (other than in connection with a repurchase or reacquisition of shares) is adopted for purposes of determining the shareholders entitled to such action~~, as the case may be, shall be the record date for such determination of shareholders~~. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors selects a new record date or unless a new record date is required by law.
ARTICLE 6
MISCELLANEOUS PROVISIONS
Section 6.1Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile and electronic signatures of any officer or officers of the C~~c~~orporation may be used ~~whenever and as authorized by the board of directors or a committee thereof~~.
Section 6.2Corporate Seal. The board of directors may by resolution (but shall not be required to) provide for a corporate seal which, if provided, shall be circular in form and shall bear the name of the C~~c~~orporation and the words “Corporate Seal” and “Iowa”. The Secretary shall be custodian of any such seal. The board of directors may also authorize a duplicate seal to be kept and used by any other officer.
Section 6.3Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the board of directors.
Section 6.4Voting of Stocks Owned by the Corporation. In the absence of a resolution of the board of directors to the contrary, the President of the Corporation or any Vice President acting within the scope of his or her authority as provided in Section 4.4 of these bylaws, are authorized and empowered on behalf of the Corporation to attend, vote, grant discretionary proxies to be used at any meeting of shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting. The board of directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.
Section 6.5Shareholders’ Right to Information. A shareholder of the Corporation is entitled to inspect and copy such records as required by, and subject to such limitations and provisos under, the Iowa Business Corporation Act.
~~(a)A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, any of the following records of the Corporation, if the shareholder gives the Corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy:~~
~~(1)Articles or Restated Articles of Incorporation and all amendments currently in effect;~~
~~(2)Bylaws or Restated Bylaws and all amendments currently in effect;~~
~~(3)Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;~~
~~(4)Minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting, for the past three years;~~
~~(5)All written communications to shareholders generally within the past three years, including the financial statement furnished for the past three years;~~
~~(6)A list of the names and business addresses of the Corporation’s current directors and officers; and~~
~~(7)The Corporation’s most recent annual report delivered to the Iowa Secretary of State.~~
~~(b)If (i) a shareholder makes a demand in good faith and for a proper purpose, (ii) the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and (iii) the record requested is directly connected with the shareholder’s stated purpose, the shareholder shall also be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation provided the shareholder gives the Corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy any of the following:~~
~~(1)Excerpts from minutes of any meeting of the board of directors, records of any actions of a committee of the board of directors while acting in place of the board of directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the board of directors without a meeting to the extent not subject to inspection under the preceding subparagraph;~~
~~(2)Accounting records of the Corporation; and~~
~~(3) The record of shareholders of the Corporation.~~

Section 6.6Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any or all internal corporate claims, as defined in Section 490.208 of the Iowa Business Corporation Act shall be an Iowa District Court (or, if no Iowa District Court has jurisdiction, then the United States District Court for the Southern District of Iowa).
ARTICLE 7
INDEMNIFICATION OF DIRECTORS
Section 7.1Mandatory Indemnity. Each individual who is or was a director of the Corporation (and the heirs, executors, personal representatives or administrators of such individual) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. In addition to the indemnification conferred in this Article, the Indemnitee and any officer of the Corporation shall also be entitled to have paid directly by the Corporation the expenses reasonably incurred in defending any such proceeding against such Indemnitee, or any similar type of proceeding against such officer, in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. The right to indemnification conferred in this Article shall be a contract right.
Section 7.2Non-Exclusivity of Rights. The rights to indemnification conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Articles of Incorporation or any agreement, vote of ~~stockholder~~s shareholders or disinterested directors or otherwise.
ARTICLE 8
AMENDMENTS TO BYLAWS
These bylaws may be amended or repealed by the board of directors or by the shareholders; provided, however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the board of directors.